RESERVE BANK OF INDIA
                                 CENTRAL OFFICE
                DEPARTMENT OF BANKING OPERATIONS AND DEVELOPMENT
                         CENTRE - 1, WORLD TRADE CENTRE
                     CUPPE PARADE, COLABA, MUMBAI - 400 008

DBOD.No.PSBS.728/16.01.128/2000-2001

27 February 2001

Confidential
------------

The Managing Director
ICICI Bank Ltd.
Corporate Office, ICICI Towers
Bandra-Kuria Complex
Bandra (East), Mumbai 400 051.

Dear Sir,

Scheme of Amalgamation under Section 44A of the Banking Regulation Act, 1949 - Bank of Madura Ltd. with ICICI Bank Ltd.
-----------------------------------------------

Please refer to your letter dated 20 January 2001 enclosing therewith the captioned scheme of amalgamation as approved in the EGM held on 19.1.2001. In this connection, we forward herewith an order issued under sub section (4) of
Section 44A of the Banking Regulation Act 1949.

The scheme of amalgamation shall be effective from 10 March 2001.

2. You may arrange to submit audited balance sheet of the amalgamated entity as on the effective date of the scheme within one month from that date, after ensuring compliance with the prescribed accounting policies/standards.

3. For cancellation of the licence issued to Bank of Madura Ltd. as an Authorised Dealer for dealing in Foreign Exchange, you may approach our Exchange Control Department for necessary action.

4. Further, you may approach our Chennai Office to whom a copy of the letter is endorsed for cancellation of the Licence issued to Bank of Madura Ltd. under section 22 of the Banking Regulation Act, 1949.

5. You may also arrange for surrender of the branch licences issued to Bank of Madura Ltd. for reissual under section 23 of the Act ibid by our concerned regional offices.

6. You may please let us know the date on which the dissolution of Bank of Madura Ltd. is to take place to enable us to consider issue of further orders required under the provisions of Section 44A(6A) & 44A(6B) of the B.R. Act, 1949.



Yours faithfully

/s/ A.L. Narasimhan
(A.L. Narasimhan)
Chief General Manager

Encl: As stated.

                             RESERVE BANK OF INDIA
                                 CENTRAL OFFICE
                DEPARTMENT OF BANKING OPERATIONS AND DEVELOPMENT
                         CENTRE - 1, WORLD TRADE CENTRE
                     CUPPE PARADE, COLABA, MUMBAI - 400 008

DBOD.No.PSBS.725/16.01.128/2000-2001                            26 February 2001

                                     ORDER


Scheme of Amalgamation under Section 44A of the Banking Regulation Act 1949 - Bank of Madura Ltd. with ICICI Bank Ltd.
-----------------------------------------------

In exercise of the powers contained in subsection (4 ) of Section 44A of the Banking Regulation Act, 1949, the Reserve Bank of India hereby sanctions the appended scheme of amalgamation of Bank of Madura Ltd. (Transferor Bank) with ICICI Bank Ltd. (Transferee Bank) subject to modifications indicated in Clauses 2, 18 and 19 as also deletion of Clause 30 of the Scheme. The scheme of amalgamation shall come into effect from 10 March 2001.



/s/ G.P. Muniappan
G.P. Muniappan
Executive Director